As filed with the Securities and Exchange Commission on July 31, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American National Group Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	42-1447959 (I.R.S. Employer Identification Number)

6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Address, including zip code, and telephone number, including area code of principal executive offices)

Shari V. Wood
American National Group Inc.
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
William V. Fogg, Esq.
Ryan J. Patrone, Esq.
Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated July 31, 2024
Up to $3,500,000,000
PROSPECTUS
American National Group Inc.
Debt Securities
Preferred Stock
Depositary Shares
American National Group Inc. may offer and sell our non-convertible debt securities consisting of senior or subordinated notes in one or more series, preferred stock in one or more series and/or depositary shares representing an interest in one or more series of our preferred stock, in each case, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes the general manner in which these securities may be offered using this prospectus. Each time we sell these securities, the specific terms will be determined at the time of the offering and will be included in a supplement to this prospectus. We may sell these securities independently or together in any combination directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
When we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the specific offering of securities, including the offering price of the securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the specific offering of securities. You should read both this prospectus and the prospectus supplement relating to the specific offering of securities, together with additional information incorporated by reference, before you make your investment decision.
Our outstanding depositary shares for our 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “ANGpA” and our outstanding depositary shares for our 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”) are listed on the NYSE under the symbol “ANGpB”.
Investing in our securities involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated           , 2024

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses relating to the specific issue prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus are an offer to sell the applicable securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS
When we use the terms “we”, “us”, “our”, and the “Company” we mean American National Group Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell different types of securities described in this prospectus in one or more offerings up to a total dollar amount of $3,500,000,00. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you by us or on our behalf, which may contain material information relating to one or more offerings. The prospectus supplement and any such free writing prospectus may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement or an applicable free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. You should read this prospectus, any prospectus supplement and any applicable free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”
This prospectus and the documents incorporated by reference herein contain, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference therein may contain, summaries of certain documents. Reference is made to the actual documents for complete information, and all of the summaries are qualified in their entirety by the actual documents. Copies of such documents have been or will be filed as exhibits to the registration statement of which this prospectus form a part or incorporated by reference into this prospectus or the applicable prospectus supplement or free writing prospectus, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
Moreover, the documents included as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference into this prospectus or the applicable prospectus supplement or free writing prospectus are intended to provide you with information regarding the terms of such documents and not to provide any other factual or disclosure information about the Company or the other parties to such documents. Such documents may contain representations, warranties, covenants and other agreements by each of the parties to the applicable document. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable document and:
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should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such documents if those statements prove to be inaccurate;

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may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

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may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

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were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

RISK FACTORS
Investing in our securities involves a high degree of risk. See the disclosure under “Item 1A. Risk Factors” and similar headings in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q or subsequent filings with the SEC and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.
FORWARD-LOOKING STATEMENTS
All statements, trend analysis and other information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, repurchase of our securities and other financial developments. They often can be identified with words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Accordingly, many factors may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements. We believe such factors include, among other things, those set forth in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or other subsequent filings with the SEC and the “Forward-Looking Statements” and “Risk Factors” sections in the applicable prospectus supplement.
Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement or any applicable free writing prospectus relating to the specific offering, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, possible acquisitions and repayment of debt. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement or any applicable free writing prospectus relating to the specific offering.
DESCRIPTION OF THE DEBT SECURITIES
American National Group Inc. may offer non-convertible debt securities, which may be senior debt securities or subordinated debt securities. Any debt securities issued by American National Group Inc. will be issued under an indenture to be entered into by us and Wilmington Trust, National Association, as trustee (the “trustee”), a form of which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. We will file with the SEC the executed indenture and any amendments or supplements from time to time thereto (the indenture, as amended or supplemented from time to time, the “indenture”). See “Where You Can Find More Information.” This description of the debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture.

The following summarizes some of the general terms and provisions of the debt securities and the form of indenture. Particular terms of any debt securities we may offer will be described in the prospectus supplement relating to such offering. We urge you to read the indenture because it, and not this description or the description in any such prospectus supplement, will define the rights of holders of such debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture (or, in the event the Trust Indenture Act of 1939 is amended after such date and to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended) (the “Trust Indenture Act”).
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General
We may offer debt securities from time to time in as many distinct series as we may determine. Any senior debt securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. Any subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as may be defined in the applicable prospectus supplement. The indenture will not limit the amount of debt securities that we may issue under it.
One or more series of debt securities may be sold at a discount below or premium above their stated principal amount.
Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
The indenture will provide that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe certain of the terms and provisions applicable to that series of debt securities, including (if applicable):
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the price or prices at which the debt securities of the series will be issued;

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the title and designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

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if other than U.S. dollars, the foreign currency or foreign currencies in which the debt securities of the series are denominated;

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the date or dates on which the principal (and premium, if any) of the debt securities of the series is payable or the method of determination thereof;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;
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the place or places where and the manner in which, the principal (and premium, if any) of and any interest on debt securities of the series shall be payable;

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the right, if any, of the Company to redeem debt securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

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the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

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if other than the coin, currency or currencies in which the debt securities of the series are denominated, the coin, currency or currencies in which payment of the principal (and premium, if any) of or interest on the debt securities of the series shall be payable, including composite currencies or currency units;

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if the principal (and premium, if any) of or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the debt securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal (and premium, if any) of and interest on the debt securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated, the manner in which such amounts shall be determined;

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if the debt securities of the series will be issuable as registered global securities (whether upon original issue or upon exchange of a temporary debt security of such series);

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whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities of the series rather than pay such additional amounts;

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if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt securities of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

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any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

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any deletion from, modification of or addition to the Events of Default (as defined below) or covenants with respect to the debt securities of such series, including, if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;

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if the debt securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including securities of another person held by the Company or its affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

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any provisions for remarketing;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, of any guarantee of the payment of principal (and premium, if any) and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect; and

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any other terms of the debt securities of the series.

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being debt securities bearing interest at a fixed rate of interest, debt securities bearing interest at a floating rate of interest or debt securities bearing no interest. If applicable, interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. If applicable, interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
As used in the indenture, the term “business day” will mean, with respect to debt securities of a series, unless otherwise provided by the board resolutions, officer’s certificate or supplemental indenture for such series, each day that is not a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such debt security, are authorized or required by any applicable law, regulation or executive order to be closed.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose

(which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Registered Global Securities.”
The indenture will provide that a holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of, transfer or exchange of debt securities, but we or the trustee may require payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Neither we nor the trustee nor any registrar will be required to exchange, issue or register a transfer of any debt security selected for redemption during a period beginning 15 days before the date of mailing of a notice of redemption of the debt security to be redeemed and ending on the date of the mailing of the relevant notice of redemption.
The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.
All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed for two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.
Consolidation, Merger or Sale
The indenture will provide that, so long as any debt securities of a series are outstanding, from and after the issuance of such debt securities, we cannot (x) consolidate or merge with or into any other person or (y) sell, lease or otherwise transfer all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person (other than to the Company or any of its direct or indirect wholly owned subsidiaries), in each case unless:
(a)
(i) the Company is the resulting, surviving or transferee entity, as applicable, or (ii) if the Company is not the resulting, surviving or transferee entity, the resulting, surviving or transferee person is an entity organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia and such person expressly assumes by supplemental indenture all of the Company’s obligations under the debt securities and the indenture;

(b)
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

(c)
we deliver to the trustee an officer’s certificate and opinion of counsel, each to the effect that the consolidation, merger or transfer and such supplemental indenture comply with the indenture.

The restrictions described in the immediately preceding paragraph will not prohibit (a) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of the Company or any of its direct or indirect wholly owned subsidiaries to the Company or any of its direct or indirect wholly owned subsidiaries or (b) the consolidation or merger of any of the Company’s direct or indirect wholly owned subsidiaries with and into the Company or any of its direct or indirect wholly owned subsidiaries.
Upon our merger or consolidation into any other person or any conveyance, lease or other transfer of all or substantially all of our properties and assets to any other person (other than any of the Company’s direct or indirect wholly owned subsidiaries), in each case in accordance with the provisions described above, the successor person formed by such merger or consolidation or to which such conveyance, lease or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor person has been named as the Company therein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the indenture and the debt securities.
Events of Default
The indenture will provide that the term “Event of Default,” when used in the indenture with respect to debt securities of any series, means any of the following events:
(a)
default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;

(b)
default in the payment of the principal or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(c)
default in the performance of, or breach of, any other covenant or warranty of the Company in the indenture applicable to such series of debt securities and continuance of such default or breach for a period of 90 days (or 180 days in the case of our obligation to furnish certain reports) after there has been given, by registered or certified mail or e-mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(d)
certain events relating to our bankruptcy, insolvency or reorganization;

(e)
there occurs an event of default under the terms of any indenture or other instrument for borrowed money of the Company or any of its subsidiaries, which event of default results in an acceleration of the payment of not less than $350,000,000 of principal amount of indebtedness for borrowed money (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration); provided, however, that prior to any declaration of the acceleration of the debt securities of such series as provided in the indenture, an event of default under this clause (e) will be remedied, cured and waived without further action on the part of either the trustee or any of the holders of the debt securities if the event of default under such other indebtedness for borrowed money is remedied, cured or waived; or

(f)
any other Event of Default provided in the applicable resolution of our Board of Directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The indenture will provide that, if an Event of Default described in clause (a) or (b) above has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of each such affected series then outstanding under the indenture (each such series voting as a separate class) may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
The indenture will provide that, if an Event of Default described in clause (c), (e) or (f) above has occurred and is continuing, then the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of all of the series affected thereby then outstanding under the indenture (treated as one class) may declare the entire principal amount of all of the debt securities of such series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.
The indenture will provide that, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.
The indenture will provide that, if an Event of Default described in clause (d) above occurs and is continuing, then the principal amount of all of the debt securities outstanding under the indenture, and any accrued interest thereon, will automatically become and be due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture will provide that the trustee shall within 90 days after it shall have received written notice of the occurrence of a default or Event of Default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default or Event of Default; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture will impose limitations on suits brought by holders of debt securities of any series against us. The indenture will provide that, except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
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such holder has previously given to the trustee written notice of an Event of Default and continuance of that Event of Default with respect to the debt securities of that series;

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the holders of at least 30% in aggregate principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute proceedings in respect of such Event of Default under the indenture;

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the requesting holders have offered and, if requested by the trustee, such holder or holders have provided, the trustee security and/or indemnity satisfactory to it against the expenses and liabilities to be incurred in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal (and premium, if any) of and interest, if any, on such debt securities on the stated maturity or stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Modification of the Indenture
The indenture will provide that from time to time, upon a written request signed in the name of the Company by an officer and delivered to the trustee, we and the trustee may, without the consent of the applicable holder of the debt securities, amend or supplement the indenture or the debt securities of one or more series for specified purposes, including to:
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reflect that a successor has succeeded the Company and has assumed the Company’s covenants and obligations under the debt securities of such series and the indenture;

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add further covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred on the Company with respect to such series of the debt securities;

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add any additional Events of Default with respect to the debt securities of such series;

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secure the debt securities of such series and pledge property to the trustee as security for the debt securities of such series;

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add guarantees with respect to the debt securities of such series;

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evidence the appointment of a trustee other than the trustee initially named in the indenture with respect to any other series of the debt securities in accordance with the provisions of the indenture or evidence the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee;

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modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments of the Trust Indenture Act;

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issue and establish the form and terms and conditions of any other series of debt securities as provided in the indenture, establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of holders of any series of debt securities;

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cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of such series, or make any other addition, change or elimination to the provisions in the indenture, as long as the interests of the holders of the outstanding debt securities of such series are not adversely affected in any material respect (as determined by The Company);

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make any addition, change or elimination to the indenture in respect of a series of debt securities to be created under the indenture in the future;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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conform the text of the indenture, any supplemental indenture or the debt securities of any series to the “Description of Notes” applicable to such series of debt securities;

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comply with the rules of any applicable depositary;

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comply with the rules or regulations of any securities exchange or automated quotation system on which such series of debt securities may be listed or traded; or

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in the case of subordinated debt securities, make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change).

The indenture will also provide that we and the trustee may, with the consent of the holders of at least a majority of the outstanding aggregate principal amount of the debt securities of each series affected thereby, add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or of any supplemental indenture, or modify in any manner the rights of the holders of the debt securities of each such series.
Certain changes cannot be made to the indenture or the debt securities of one or more series without approval of each affected holder of the debt securities of such series, including the following:
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reducing the principal or any premium or changing the stated maturity of the debt securities of such series;

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reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of such series;

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making the principal, premium or interest of the debt securities of such series payable in a currency other than the currency set forth in such series or changing the place of payment;

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reducing the principal amount of the outstanding debt securities of such series whose holders must consent to supplement the indenture or to waive any of its provisions;

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modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the stated maturity of the debt securities of such series; or

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solely in the case of senior debt securities, expressly subordinating the senior debt securities of such series to other indebtedness of ours.

Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by, among other things, irrevocably depositing with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating a default or an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

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no default or Event of Default with respect to the debt securities of the applicable series shall have occurred and be continuing on the date of deposit;

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law; and

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we deliver to the trustee an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Registered Global Securities
Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, the Company will initially appoint DTC as depositary for the registered global securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of such successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities of that series. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
Wilmington Trust, National Association will serve as trustee under the indenture.
The indenture will provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees under the indenture for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of the debt securities of a series will be effected by the trustee with respect to that series at an office designated by that trustee in the United States.
The indenture will contain limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series of debt securities, provided that, the trustee may refuse, without liability, to follow any direction that it determines in its sole discretion conflicts with law or the indenture, or may be unduly prejudicial to the rights of other holders of the debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such holders), or may involve the trustee in personal liability. The indenture will provide that in case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the trustee, the trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered, and if requested by the trustee, such holders shall have provided, to the trustee security and/or indemnity satisfactory to it.

DESCRIPTION OF PREFERRED STOCK
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
The following summary of the terms of our preferred stock does not purport to be complete. You should refer to our Certificate of Incorporation, including any certificates of designation therein relating to the applicable series of preferred stock (our “Certificate of Incorporation”) and our Bylaws (our “Bylaws”), in each case, from time to time in effect. The aforementioned documents are on file with the SEC as exhibits to previous filings (and may be updated from time to time in future filings) and are incorporated by reference in this prospectus. The summary below is also qualified by provisions of applicable law.
General
Our Certificate of Incorporation authorizes as of the date hereof 1,919,500 shares in the aggregate of all classes of stock, which is divided into two classes as follows:
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10,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

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1,909,500 shares of preferred stock, comprising of:

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20,000 shares of Series A Preferred Stock,

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12,000 shares of Series B Preferred Stock, and

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1,877,500 shares of Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”; the Series C Preferred Stock, and collectively with Series A Preferred Stock and the Series B Preferred Stock, the “Existing Preferred Stock”).

In the future, including in connection with any offering of preferred stock, we may amend our Certificate of Incorporation to increase the number of shares authorized in any class or series of stock and/or to authorize additional series of preferred stock, as described herein.
As of the date of this prospectus, Brookfield Reinsurance Ltd. (“BNRE”), a Bermuda exempted company limited by shares, owns, indirectly, 100% of our Common Stock and controls all of the voting power to elect members to our board of directors (the “Board”), subject to the rights of the holders of our Preferred Stock to elect members to our Board in certain circumstances, as described below. Our shares of Common Stock are not publicly listed.
Preferred Stock
Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the New York Stock Exchange (the “NYSE”) or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of each series of the Existing Preferred Stock (but not in excess of the total number of all authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of the applicable Existing Preferred Stock then outstanding) and (ii) with respect to each series of Existing Preferred Stock, issue additional shares of such series of stock that shall form a single series with such series of stock which has been authorized, provided that such additional shares of such series are fungible for U.S. federal income tax purposes with the such series which have been authorized.
In addition, in the future, the Board may, without further action by our stockholders, unless such action is required by our Certificate of Incorporation, Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, amend our Certificate of Incorporation to (i) provide for the authorization or issuance of one or more additional series of our preferred stock (the “Additional Preferred Stock” and, together with the Existing Preferred Stock, the “Preferred Stock”) in addition to the Existing Preferred Stock, and (ii) fix the designations, powers (including voting powers), preferences and relative, participating, optional and other special rights of, the qualifications, limitations or restrictions of, and the number of shares of such series. As such, our Board may authorize the issuance of our Preferred Stock with rights that could dilute or have a detrimental effect on the proportion of any voting power held by, or other relative rights of, the holders of Preferred Stock. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the market price of our other Preferred Stock.
Our depositary shares for the Series A Preferred Stock are listed on the NYSE under the symbol “ANGpA” and our depositary shares for the Series B Preferred Stock are listed on the NYSE under the symbol “ANGpB”. Our Series C Preferred Stock are not listed on any exchange. As of July 30, 2024, there were outstanding 16,000 shares of our Series A Preferred Stock, 12,000 shares of our Series B Preferred Stock and zero shares of our Series C Preferred Stock.
Set forth below is a summary of the material terms of the Existing Preferred Stock. Particular terms of any new series of Preferred Stock we may offer in the future would be described in the prospectus supplement relating to such offering. In addition, as described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of Preferred Stock, and provide for the issuance of depositary receipts representing depositary shares, each of which would represent a fractional interest in a share of the series of the Preferred Stock. Any such fractional interest would be specified in the prospectus supplement relating to a particular offering of the Preferred Stock.
Description of the Series A Preferred Stock
The following is a summary of the material terms of the Series A Preferred Stock. For a more complete description you should refer to the actual terms of the Series A Preferred Stock contained in the Series A Preferred Stock Certificate of Designations. For purposes of this section titled “Descriptions of Series A Preferred Stock,” unless otherwise defined, terms shall have the meaning as ascribed below in “— Description of the Series A Preferred Stock — Definitions.”
General
We filed with the Secretary of State of the State of Iowa a certificate of designations of Series A Preferred Stock on November 11, 2019, creating the Series A Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series A Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series A Preferred Stock (the “Series A Preferred Stock Certificate of Designations”).
Our Certificate of Incorporation authorizes 20,000 shares of Series A Preferred Stock. Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of Series A Preferred Stock (but not in excess of the total number of authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of Series A Preferred Stock then outstanding) and (ii) issue additional shares of Series A Preferred Stock that shall form a single series with the Series A Preferred Stock initially authorized, provided that such additional shares of Series A Preferred Stock are fungible for U.S. federal income tax purposes with the Series A Preferred Stock initially authorized.
The Series A Preferred Stock represents a single series of our authorized preferred stock. The “stated amount” per share of Series A Preferred Stock is $25,000. The Series A Preferred Stock is fully paid and nonassessable when issued, which means that holders pay their purchase price in full and that we may not ask them to surrender additional funds with respect to such shares of Series A Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights to acquire more stock of us.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of us. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.
Ranking
With respect to the distribution of assets upon our liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:
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senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

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equally with each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up.

In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).
Dividends
Dividends on the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our Board (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2020, non-cumulative cash dividends that accrue for the relevant dividend period as follows:
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from the date of original issue, to, but excluding December 1, 2024 (the “First Call Date”) at a fixed rate per annum of 5.95% on the stated amount of $25,000 per share (equivalent to $25.00 per depositary shares (“Depositary Share”), if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock); and

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from the First Call Date, during each reset period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 4.322% on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock).

Dividends on additional shares of Series A Preferred Stock issued after the first dividend payment date will accrue from either the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date next preceding the date such shares are issued (if such shares are not issued on a dividend payment date).
Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day (as defined below).
Dividends payable on the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
A “business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date (provided that, for any share of Series A Preferred Stock issued after the original issue date of the Series A Preferred Stock, the initial dividend period for such shares will commence on and include the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued). The “original issue date” for the Series A Preferred Stock is November 21, 2019.
A “reset date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date.
A “reset period” means the period from, and including, the First Call Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date.
A “reset dividend determination date” means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.
The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.
“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but at or prior to the close of business on the reset dividend determination second business day prior to the applicable reset date.
Unless we have validly called all shares of Series A Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding the First Call Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Call Date will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Stock as specified in this “Dividends” section (subject to the other provisions of the Series A Preferred Stock Certificate of Designations).
Dividends on the Series A Preferred Stock will not be cumulative. Accordingly, if our Board (or a duly authorized committee of the board), does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series A Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:
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no dividend shall be paid or declared on our common stock or any other shares of our junior stock or parity stock (except, in the case of parity stock, on a pro rata basis with the Series A Preferred Stock as described below), other than:

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any dividend paid on junior stock or parity stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock or (solely in the case of parity stock) other parity stock, or

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any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan, and

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no common stock or other junior stock or parity stock (except, in the case parity stock, on a pro rata basis with the Series A Preferred Stock as described below), shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

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as a result of a reclassification of junior stock for or into other junior stock or a reclassification of parity stock for or into other parity stock, as applicable,

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the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock or the exchange, redemption or conversion of one share of parity stock for or into another share of parity stock, as applicable,

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purchases, redemptions or other acquisitions of shares of junior stock or parity stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

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the purchase of fractional interests in shares of junior stock or parity stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

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through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or

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in the case of parity stock, pro rata purchases, offers or other acquisitions for consideration by us to purchase all, or a pro rata portion of, the Series A Preferred Stock and such parity stock.

As used in this prospectus, “junior stock” means our common stock and any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) upon the Series A Preferred Stock and any shares of parity stock, all dividends declared on the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any shares of parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, our Board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series A Preferred Stock.
As used in this prospectus, “parity stock” means any class or series of our stock that ranks equally with the Series A Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up.
Subject to the foregoing, dividends (payable in cash, stock or otherwise, as may be determined by our Board or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and any required distributions to holders of stock, if any, that ranks senior to the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock) plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock or parity stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, the merger or consolidation of us with any other entity, including a merger or consolidation in which the holders of the Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.
Optional Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

We may redeem the Series A Preferred Stock at our option:
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in whole or in part, from time to time, on or after December 1, 2024, at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date,

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series A Preferred Stock (equivalent to $25.50 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date, or

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.
Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.
A “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
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the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

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the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

A “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
If the Series A Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed, mailed at their respective last addresses appearing on the books of the Company. Such mailing shall be not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.
Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of shares of such Series A Preferred Stock to be redeemed (if determinable at the time of such notice) from such holder;

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the redemption price;

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if shares of Series A Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series A Preferred Stock for payment of the redemption price; and

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that dividends will not accrue for any period beginning on or after the redemption date.

If notice of redemption has been duly given and if on, or before, the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, (i) dividends will not accrue on all shares so called for redemption for any period beginning on or after the redemption date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
Voting Rights
Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock have no voting rights.
Right to Elect Two Directors on Nonpayment of Dividends.   Whenever dividends on any shares of Series A Preferred Stock shall have not been declared and paid for six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our Board shall at no time include more than two preferred stock directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series A Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.
As used in this prospectus, “voting preferred stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote, any other class or series of our preferred stock ranking equally with the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable with respect to such matter. Whether a plurality, majority or other portion of the Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series A Preferred Stock and voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Other Voting Rights.   So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required to:
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amend the provisions of our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our Certificate of Incorporation (including the Series A Preferred Stock Certificate of Designations) or Bylaws so as to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock, provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other class or series of stock ranking equally with or junior to the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock; or
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consummate (i) a binding share exchange or reclassification involving the Series A Preferred Stock, (ii) a merger or consolidation of the Company with another entity (whether or not a corporation) or (iii) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.
To the fullest extent permitted by law, without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may supplement any terms of the Series A Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series A Preferred Stock Certificate of Designations that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Series A Preferred Stock Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Procedures for Voting and Consents.   The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion of the Series A Preferred Stock and any voting preferred stock has been voted in favor of any matter shall be determined by the Company by reference to the respective stated amounts of the shares of the Series A Preferred Stock and voting preferred stock voted or covered by the consent.

No Preemptive Rights
No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Description of the Series B Preferred Stock
The material terms of the Series B Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series B Preferred Stock contained in the Series B Preferred Stock Certificate of Designations.
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All references to “Series A Preferred Stock” are replaced with “Series B Preferred Stock”.

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The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

We filed with the Secretary of State of the State of Iowa a certificate of designations of Series B Preferred Stock on June 16, 2020, creating the Series B Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series B Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law, as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”).
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The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “Our Certificate of Incorporation authorizes 16,000 shares of Series B Preferred Stock.”

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The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series B Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series C Preferred Stock.”

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The definition of the term “First Call Date” is replaced with September 1, 2025.

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In the “— Description of the Series A Preferred Stock — Dividends”:

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In the first paragraph, the refence to “March 1, 2020” is replaced with “December 1, 2020”.

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In the first paragraph, the first bullet, the references to “December 1, 2024” and “5.95%” are replaced with “September 1, 2025” and “6.625%”, respectively.

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In the first paragraph, the second bullet, the reference to “4.322%” is replaced with “6.297%”.

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The definition of “original issue date” is replaced with June 10, 2020.

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In the second paragraph of “— Description of the Series A Preferred Stock — Optional Redemption”, for each of the three bullets, the reference to “December 1, 2024” is replaced with “September 1, 2025”.

Description of the Series C Preferred Stock
The material terms of the Series C Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series C Preferred Stock contained in the Series C Preferred Stock Certificate of Designations (as defined below).
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All references to “Series A Preferred Stock” are replaced with “Series C Preferred Stock”.

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The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the

State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series C Preferred Stock (the “Series C Preferred Stock Certificate of Designations”).
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All references to the stated amount per share of “$25,000” and “$25.00” per Depositary Share are replaced with “$1,000” and “$1.00”, respectively.

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The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series C Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series B Preferred Stock.”

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The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “ Our Certificate of Incorporation authorizes 1,877,500 shares of Series C Preferred Stock.”

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The entirety of “— Description of the Series A Preferred Stock — Dividends” is replaced with:

Dividends on the Series C Preferred Stock will not be mandatory. Holders of shares of Series C Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
If any dividends (payable in cash, property, stock or otherwise) are determined by the Board (or a duly authorized committee of the Board) to be declared and paid on the Common Stock or any other shares of junior stock from time to time out of any funds legally available for such payment, the Series C Preferred Stock shall be entitled to participate in any such dividend.
Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if such act would cause the Company to fail to comply, with applicable laws, rules and regulations.
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The entirety of “— Description of the Series A Preferred Stock — Optional Redemption” is replaced with:

The Series C Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem all, or a portion of, the shares of Series C Preferred Stock then outstanding, at any time, at a redemption price equal to the stated amount of $1,000 per share of Series C Preferred Stock. Upon such redemption, (a) all shares so called for redemption shall no longer be deemed outstanding and (b) all rights with respect to such shares shall forthwith on the date of such redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Holders of the shares of Series C Preferred Stock will have no right to require the redemption or repurchase of the shares of Series C Preferred Stock. No redemption of the shares of Series C Preferred Stock will be consummated unless the full dividend has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of parity stock for the latest completed dividend period for such shares of parity stock. There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
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The entirety of “— Description of the Series A Preferred Stock — Voting Rights” is replaced with:

Except as otherwise required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.
Anti-takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the Company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.
Action by Written Consent
The Delaware General Corporation Law (“DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our Bylaws provide that any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.
Shareholder Meetings
Our Bylaws provide that special meetings may be called only by the Board, the chairman of the Board, our president, our secretary or a stockholder or stockholders holding of record at least a majority of the Common Stock issued and outstanding.
Authorized but Unissued or Undesignated Capital Stock
Our Certificate of Incorporation (including the accompanying Certificates of Designations) grants the Board broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The Board does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:
•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

•
the interested stockholder acquired at least 85% of the voting stock of the corporation outstanding in the transaction in which it became an interested stockholder excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Transfer Agent and Registrar
The transfer agent and registrar for our outstanding Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General Terms
We may elect to offer depositary shares representing fractional interests in Preferred Stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock.
We will deposit the shares of any series of Preferred Stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all the rights and preferences of the Preferred Stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of the applicable series of depositary shares described in the applicable prospectus supplement.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the Preferred Stock to record holders of depositary shares relating to the Preferred Stock in proportion to the number of depositary shares that they own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to such record holders.
Liquidation Preference
If a series of Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the Preferred Stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of Preferred Stock upon surrender of depositary receipts. Holders of Preferred Stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
If we redeem a series of Preferred Stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of Preferred Stock payable in relation to the redeemed series of Preferred Stock. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the Preferred Stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for Preferred Stock. The depositary will endeavor, to the extent practicable, to vote the amount of the Preferred Stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the Preferred Stock if it does not receive specific instructions from the holder of depositary shares representing the Preferred Stock.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement will automatically terminate if:
•
all outstanding depositary shares have been redeemed,

•
each share of Preferred Stock has been converted into other preference shares or has been exchanged for debt securities, or

•
there has been a final distribution in respect of the Preferred Stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the Preferred Stock and issuance of depositary receipts, all withdrawals of shares of Preferred Stock by holders of depositary shares and any redemption of the Preferred Stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.
Miscellaneous
The depositary will forward all notices, reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of Preferred Stock.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.
Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

PLAN OF DISTRIBUTION
We may sell securities in any of the ways described below or in any combination:
•
to or through underwriters or dealers;

•
through one or more agents; or

•
directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices;

•
at negotiated prices; or

•
at prices determined in any other lawful manner.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following:
•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•
the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

The securities offered from time to time pursuant to this prospectus may or may not be listed on a national securities exchange.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, special reports and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.american-equity.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at sec.gov. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:
•
Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 and April 29, 2024, respectively;

•
Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 10, 2024;

•
Our Current Reports on Form 8-K, as filed with the SEC on April 5, 2024, April 12, 2024, May 2, 2024, May 8, 2024 (except the portion thereof furnished pursuant to Item 7.01), July 23, 2024, July 29, 2024 and July 31, 2024 and our Current Report on Form 8-K/A, as filed with the SEC on July 23, 2024;

•
Description of our depositary shares representing our Series A Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on November 20, 2019, and any amendment or report filed for the purpose of updating such description; and

•
Description of our depositary shares representing our Series B Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Steven Schwartz
American National Group Inc.
One Moody Plaza
Galveston, Texas 77550
(515) 221-0002
Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.american-equity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of American National Group, LLC as of December 31, 2023 (successor) and 2022 (successor) and for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by the Company, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.
Securities and Exchange Commission registration fee	$516,600
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Rating Agency fees and expenses	*
Trustee’s fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*
Total	*

*
These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL (iv) for any transaction from which a director derived an improper personal benefit or (v) for any action by or in the right of the corporation. The Company’s Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent authorized by the DGCL.
Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by Section 145(c)(1) of the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.
The Certificate of Incorporation generally provides that directors and officers of the applicable entity will be indemnified to the fullest extent permitted by the DGCL. Section 145(f) of the DGCL and the Certificate of Incorporation also provide that the indemnification provided by the Certificate of Incorporation are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterred directors or otherwise. The Certificate of Incorporation further provides that a right to indemnification arising under a provision of such Certificate of Incorporation shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
The Bylaws permit the Company to purchase and maintain insurance for the indemnification of the directors and officers to the full extent and in the manner permitted by the applicable laws of the United States and the DGCL. The Company maintains officers’ and directors’ liability insurance, which insurance provides coverage against liabilities that officers and directors of the Company and its subsidiaries may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.
Also see “Item 17. Undertakings.”
Item 16.   Exhibit
Exhibit	Description
1.1*	Form(s) of underwriting agreement
4.1	Certificate of Incorporation of American National Group Inc. (Incorporated by reference to Exhibit 3.2 to Form 8-K filed on May 8, 2024)
4.2	Bylaws of American National Group Inc. (Incorporated by reference to Exhibit 3.3 to Form 8-K filed on May 8, 2024)
4.3	Form of Indenture
4.4*	Form of Debt Security
4.5	Deposit Agreement, dated November 21, 2019, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, as depositary, Computershare Inc., as registrar and transfer agent, and the holders from time to time of the depositary receipts (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on November 21, 2019)
4.6	Form of Depository Receipt Representing 1/1,000th of One Share of Series A Preferred Stock (included in Exhibit 4.5)

Exhibit	Description
4.7	Deposit Agreement, dated as of June 17, 2020, among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as Depositary, the other parties thereto and the holders from time to time of depositary receipts issued thereunder (Incorporated by reference to Exhibit 4.1 to Form 8-K filed on June 17, 2020)
4.8	Form of Depository Receipt Representing 1/1,000th of One Share of Series B Preferred Stock (included in Exhibit 4.7)
4.9*	Form of Certificate of Designation
4.10*	Form of Deposit Agreement (including Form of Depositary Receipt)
5.1	Opinion of Cravath, Swaine & Moore LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages)
25.1	Statement of Eligibility of Trustee
107	Filing Fee Table

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities. The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the 31st day of July, 2024.
American National Group Inc.
By:
/s/ Timothy A. Walsh

Timothy A. Walsh
Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Timothy A. Walsh and Garrett K. Williams, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Rule 462(b) registration statement or amendment thereto, to be filed by American National Group Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
* * * *
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Jonathan Bayer Jonathan Bayer	Chairman of the Board of Directors of American National Group Inc.	July 31, 2024
/s/ Timothy A. Walsh Timothy A. Walsh	Chief Executive Officer and President of American National Group Inc. (Principal Executive Officer)	July 31, 2024
/s/ Reza Syed Reza Syed	Chief Financial Officer and Executive Vice President of American National Group Inc. (Principal Financial Officer and Principal Accounting Officer)	July 31, 2024
/s/ Sachin Shah Sachin Shah	Director of American National Group Inc.	July 31, 2024
/s/ Anne Schaumburg Anne Schaumburg	Director of American National Group Inc.	July 31, 2024

Signature	Title	Date
/s/ Gregory Morrison Gregory Morrison	Director of American National Group Inc.	July 31, 2024